                                                                 EXHIBIT 4(d)















                       FIRST SUPPLEMENTAL INDENTURE

                                  between

                      OLD KENT FINANCIAL CORPORATION

                                    and

                           BANKERS TRUST COMPANY

                    Dated as of _______________, _____

                          TABLE OF CONTENTS


                      ARTICLE ONE - DEFINITIONS


     SECTION 101.   Definitions. . . . . . . . . . . . . . . . . . . 3

                   ARTICLE TWO - GENERAL TERMS AND
                     CONDITIONS OF THE DEBENTURES

     SECTION 201.   Designation and Principal Amount . . . . . . . . 4
     SECTION 202.   Maturity . . . . . . . . . . . . . . . . . . . . 5
     SECTION 203.   Form and Payment . . . . . . . . . . . . . . . . 6
     SECTION 204.   Interest . . . . . . . . . . . . . . . . . . . . 6

             ARTICLE THREE - REDEMPTION OF THE DEBENTURES

     SECTION 301.   Special Event Redemption . . . . . . . . . . . . 7
     SECTION 302.   Optional Redemption by Company . . . . . . . . . 7
     SECTION 303.   No Sinking Fund. . . . . . . . . . . . . . . . . 8

         ARTICLE FOUR - EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 401.   Extension of Interest Payment Period . . . . . . 8
     SECTION 402.   Notice of Extension. . . . . . . . . . . . . . . 8

                   ARTICLE FIVE - FORM OF DEBENTURE

     SECTION 501.   Form of Debenture. . . . . . . . . . . . . . . . 9

              ARTICLE SIX - ORIGINAL ISSUE OF DEBENTURES

     SECTION 601.   Original Issue of Debentures . . . . . . . . . . 9

                    ARTICLE SEVEN - MISCELLANEOUS

     SECTION 701.   Ratification of Indenture. . . . . . . . . . . . 9
     SECTION 702.   Trustee Not Responsible for Recitals . . . . . .10
     SECTION 703.   Governing Law  . . . . . . . . . . . . . . . . .10
     SECTION 704.   Separability . . . . . . . . . . . . . . . . . .10
     SECTION 705.   Counterparts . . . . . . . . . . . . . . . . . .10

          THIS FIRST SUPPLEMENTAL INDENTURE is made as of ____________, 199__ (the "First Supplemental Indenture"), between Old Kent Financial Corporation, a Michigan corporation (the "Company"), and Bankers Trust Company, a New York banking corporation, as indenture trustee (the "Trustee"), under the Indenture dated as of ______________, 199__ between the Company and the Trustee (the "Indenture").

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its [____%] [Variable Rate] Junior Subordinated Deferrable Interest Debentures Series II due _________ ___, _____ (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

          WHEREAS, Old Kent Capital Trust II, a Delaware statutory business trust (the "Trust"), has offered to the public $_____ million aggregate liquidation amount of its [____%] [Variable Rate] Subordinated Capital Income Securities Series II (the "Capital Securities"), representing undivided preferred beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $_____ million aggregate liquidation amount of its [____%] [Variable Rate] Common Securities, in $_____ million aggregate principal amount of the Debentures; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Sections 301 and 901 of the Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects:

          NOW THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                ARTICLE ONE
                                DEFINITIONS

SECTION 101.   Definitions.

          For all purposes of this First Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and the masculine as well as the feminine;

          (b) all other terms used in this First Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean the accounting principles that are generally accepted at the date or time of such computation; PROVIDED, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) a reference to any Person shall include its successor and assigns;

          (f) a reference to any agreement or instrument shall mean such agreement or instrument as supplemented, modified, amended or amended and restated and in effect from time to time;

          (g) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation;

          (h) a reference to any particular rating category shall be deemed to include any corresponding successor category, or any corresponding rating category issued by a successor or subsequent rating agency;

          (i)  the following terms have the meanings given to them in this
     Section 101(i):

          "Additional Sums" shall have the meaning set forth in Section
204(c).
                                      -2-

          "Compounded Interest" shall have the meaning set forth in Section
401.

          "Coupon Rate" shall have the meaning set forth in Section 204(a).

          "Declaration" means the Amended and Restated Declaration of Trust of Old Kent Capital Trust II, a Delaware statutory business trust, dated as of ________________, 199__.

          "Deferred Interest" shall have the meaning set forth in Section
401.

          "Extension Conditions" shall mean the following conditions: (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation;
(ii) the Company is not in default in the payment of any interest or principal on the Debentures; (iii) the Trust is not in arrears on payments of distributions on the Capital Securities and no deferred Distributions are accumulated; and (iv) the Debentures are rated not less than BBB- by Standard & Poor's Ratings Service, or Baa3 by Moody's Investors Service, Inc., or not less than the equivalent by any other nationally recognized statistical rating organization.

          "Interest Payment Date" shall have the meaning set forth in
Section 204(a).

          "Maturity Date" shall have the meaning set forth in Section
202(a).

          "Preceding Maturity Date" shall have the meaning set forth in
Section 202(c).

          "Redemption Price" shall mean, with respect to any redemption of the Debentures pursuant to Article Three hereof, an amount in cash equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of redemption.

          "Scheduled Maturity Date" shall mean ________, ____.

          "Trust Securities" shall mean the Capital Securities and the Common Securities, collectively.


                                ARTICLE TWO
              GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 201.   Designation and Principal Amount.

          There is hereby authorized a series of Securities designated the "____% [Variable Rate] Junior Subordinated Deferrable Interest Debentures
                                      -3-

Series II due _______________, ____ ", limited in aggregate principal amount to $_________, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 303 of the Indenture.

SECTION 202.   Maturity.

          (a) The Maturity Date (which shall constitute the Stated Maturity of the Debentures for purposes of the Indenture) shall be the date on which the Debentures mature and on which the principal thereof shall be due and payable together with all accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any), which date shall be the Scheduled Maturity Date unless the Maturity Date has been changed pursuant to this Section 202, in which case the Maturity Date shall be the Maturity Date most recently established in accordance with this Section 202.

          (b) The Company may at any time elect to change the Maturity Date to a date earlier than the Scheduled Maturity Date, but in no event to a date earlier than __________, ____, subject to obtaining any necessary prior approval of the Federal Reserve, and such change in the Maturity Date shall be effective on the date specified in the notice thereof given in accordance with Section 202(d).

          (c) The Company may at any time before the date which is 90 days before the Maturity Date, elect to extend the Maturity Date for one or more periods, but in no event to a date later than ____________, ____, if as of the date such election is made and the time that the extension begins the Extension Conditions are satisfied. Such election shall be made, and such extension of the Maturity Date shall be effective, on the date specified in the notice thereof given in accordance with Section 202(d); PROVIDED that if the Extension Conditions are not also satisfied on the Maturity Date in effect prior to such extension (the "Preceding Maturity Date"), then on the Preceding Maturity Date, the Maturity Date shall be automatically changed, without any action on the part of the Company, the Trustee or any other Person, to be the Preceding Maturity Date.

          (d) If the Company elects to change the Maturity Date pursuant to Section 202(b) or (c), the Company shall give prompt written notice thereof to the Trustee, and the Trustee shall give written notice of the change in the Maturity Date to the Holders of the Debentures no less than 30 days and no more than 90 days prior to the effectiveness thereof. The Company shall deliver to the Trustee together with the foregoing notices and, in the case of an extension of the Maturity Date, on the Preceding Maturity Date, an Officers' Certificate to the effect that the conditions to the foregoing changes to the Maturity Date have been satisfied as of the date of such Officers' Certificate. Notice of any election pursuant to Section 202(b) shall be given by the Company to the Trustee no earlier than 45 days prior to effectiveness of the change to the Maturity Date.

SECTION 203.  Form and Payment.

          Except as provided in Section 204, the Debentures shall be issued in fully registered certificated form without interest coupons in minimum denominations of $_____ and in integral multiples thereof. Principal and interest on the Debentures issued in certificated form will be payable, the transfer of the Debentures will be registrable and the Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Company as set forth in Section 1002 of the Indenture; PROVIDED, HOWEVER, that payment of interest may be made, at the option of the Company, by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account designated by a Holder in writing not less than fifteen days prior to the due date of payment. The Company selects each of The City of New York, New York and The City of Grand Rapids, Michigan as a place of payment for the Debentures and hereby appoints Trustee as Securities Registrar for the Debentures. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 204.   Interest.

          (a) Each Debenture will bear interest at a [variable] annual rate equal to _____ (the "Coupon Rate") from ______________ until the principal thereof becomes due and payable, and on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on [March 31, June 30, September 30 and December 31] of each year (each, an "Interest Payment Date"), commencing ______________, ____, to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the Regular Record Date for such interest installment, which, in respect of any Debentures of which the Property Trustee is the Holder or in respect of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Debentures are no longer in book-entry only form, unless the Debentures are held by the Property Trustee, the Regular Record Date shall be the fifteenth day preceding the relevant Interest Payment Date (whether or not a Business Day).

          (b) The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in a period. The amount of any interest payable for any full interest period will be computed by dividing the per annum rate by four. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally due.

          (c) If a Tax Event has occurred and is continuing while the Property Trustee is the Holder of any Debentures, and the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay any additional sums ("Additional Sums") on the Debentures held by the Property Trustee necessary so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had the Trust and the Property Trustee not been subject to such taxes, duties, assessments or other government charges as a result of the Tax Event.


                               ARTICLE THREE
                       REDEMPTION OF THE DEBENTURES

SECTION 301.   Special Event Redemption.

          If a Special Event has occurred and is continuing then, notwithstanding Section 302(a) but subject to Section 302(b) and the provisions of Article Twelve of the Indenture, the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole, but not in part, for cash within 120 days following the occurrence of the Special Event at the Redemption Price.

SECTION 302.   Optional Redemption by Company.

          (a) Subject to the provisions of Section 302(b) and to the provisions of Article Twelve of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after _______ ___, ____, at the Redemption Price. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures.
                                      -6-

          (b)  Any redemption of Debentures pursuant to Section 301 or
     Section 302(a) shall be subject to the Company obtaining the prior approval of the Federal Reserve, if such approval is then required under applicable law or capital guidelines of the Federal Reserve.

SECTION 303.   No Sinking Fund.

          The Debentures are not entitled to the benefit of any sinking fund.


                               ARTICLE FOUR
                   EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 401.   Extension of Interest Payment Period.

          Subject to Section 310 of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of the Debentures for an Extension Period not exceeding 20 consecutive quarters, during which Extension Period no interest shall be due and payable; PROVIDED that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 401, will bear interest thereon at a rate equal to the Coupon Rate, compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Sums and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Security Register on the Regular Record Date relating to the Interest Payment Date in which the Extension Period ends. Before the termination of any Extension Period, the Company may further defer payments of interest by further extending such period, PROVIDED that such period, together with all such further extensions thereof, shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

SECTION 402.   Notice of Extension.

          (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extension

     Period at least two Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Capital Securities issued by the Trust, but in any event at least one Business Day before such record date.

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of the Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

          (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 402 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under Section 401.


                               ARTICLE FIVE
                             FORM OF DEBENTURE

SECTION 501.   Form of Debenture.

          The Debentures and the Trustee's certificate of authentication to be endorsed thereon are to be in substantially the form attached hereto as Exhibit A.


                                ARTICLE SIX
                       ORIGINAL ISSUE OF DEBENTURES

SECTION 601.   Original Issue of Debentures.

          Debentures in the aggregate principal amount of $_____________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication as provided in Sections 301 and 303 of the Indenture.

                               ARTICLE SEVEN
                               MISCELLANEOUS

SECTION 701.   Ratification of Indenture.

          The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 702.   Trustee Not Responsible for Recitals.

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 703.  Governing Law.

          This First Supplemental Indenture and each Debenture shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles.

SECTION 704.   Separability.

          In case any one or more of the provisions contained in this First Supplemental Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Debentures, but this First Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 705.   Counterparts.

          This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 706.   Trustee's Rights.

          The rights and privileges afforded to the Trustee under Article Six of the Indenture shall apply to this First Supplemental Indenture as if fully set forth herein.


                                 * * * * *

          The parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.


                                   OLD KENT FINANCIAL CORPORATION


                                   By
                                      Name:
                                      Title:



                                   BANKERS TRUST COMPANY,
                                     as Trustee


                                   By
                                      Name:
                                      Title:

                                                                  EXHIBIT A
                      OLD KENT FINANCIAL CORPORATION

             Junior Subordinated Debenture Series II due ____

                               $___________
                                  No. __
                           CUSIP No. ___________

          OLD KENT FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, as Trustee, or registered assigns, the principal sum of ____________________ Dollars ($________) on ______ __, _____;
PROVIDED that the Company may (i) shorten the Stated Maturity of the principal of this Security to a date not earlier than ______ __, ____ and
(ii) extend the Stated Maturity of the principal of this Security at any time on one or more occasions, subject to certain conditions specified in
Section 316 of the Indenture, but in no event to a date later than ______ __, ____. The Company further promises to pay interest on said principal sum from _______ __, _____ or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on [March 31, June 30, September 30 and December 31] of each year, commencing _______ __, _____, at a [variable] per annum rate equal to ________________________, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly. The amount of interest payable for any period less than a full interest period shall be computed on the basis of twelve 30-day months and a 360-day year and the actual number of days elapsed in a partial month in a period. The amount of interest payable for any full interest period shall be computed by dividing the rate per annum by four. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York and Grand Rapids, Michigan are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Declaration, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment

Date will, as provided in the Indenture, be paid to the Person in whose name the Securities (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record
Date for such interest installment, which, if the Holder of this Security is the Property Trustee or if this Security is a Global Security, shall be the close of business on the Business Day next preceding that Interest
Payment Date; PROVIDED, HOWEVER, that if this Security is not held in book-entry only form, unless the Holder of this Security is the Property
Trustee, the Regular Record Date shall be the fifteenth day preceding the relevant Interest Payment Date (whether or not a Business Day). Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Securities for one or more Predecessor Securities is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          The Company shall have the right at any time during the term of this Security, from time to time and so long as no Event of Default has occurred or is continuing, to defer payment of interest on this Security for up to 20 consecutive quarterly interest payment periods (each, an "Extension Period"). There may be multiple Extension Periods of varying lengths during the term of this Security. During any Extension Period the Company shall have the right to make partial payments of interest on any Interest Payment Date. At the end of each Extension Period, if any, the Company shall pay all interest then accrued and unpaid, together with Additional Interest thereon, compounded quarterly at the rate specified on this Security to the extent permitted by applicable law. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to this Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU or junior in interest to this Security (other than (A) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan,
(B) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the

Company) for any other class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (D) any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, stock or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, PROVIDED that no Extension Period may extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee notice of its election of such Extension Period at least one Business Day prior to the record date for the related interest payment.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (iii) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, Old Kent Financial Corporation has caused this instrument to be duly executed.

Dated: ________ ___, _______

                              OLD KENT FINANCIAL CORPORATION


                              By
                                    Name:
                                    Title:


Attest:


By
   Name:
   Title: [Secretary] [Assistant Secretary]

                       [Form of Reverse of Security]

          This Security is one of a duly authorized issue of securities of Old Kent Financial Corporation (the "Company") (herein called the "Securities"), issued and to be issued under an Indenture, dated as of _______ __, ____ (herein called the "Indenture"), between the Company and Bankers Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $______.

          All terms used in this Security that are defined in the Indenture or in the Amended and Restated Declaration of Trust, dated as of _______ __, _____ (the "Declaration"), for Old Kent Capital Trust II, among the Company, as Sponsor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Declaration, as the case may be.

          At any time on or after _______ __, ____, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to the principal amount so redeemed plus accrued but unpaid interest to the Redemption Date.

          If a Special Event as defined in the Indenture shall occur and be continuing, the Company shall have the right, subject to receipt of any necessary prior approval of the Board of Governors of the Federal Reserve System and to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole but not in part, at a Redemption Price equal to the principal amount so redeemed plus accrued but unpaid interest to the Redemption Date.

          Any redemption provided above will be made upon not less than 30 nor more than 60 days notice, at the Redemption Price. If the Securities are only partially redeemed by the Company, the Securities will be redeemed by lot (or such other method of selection as the Trustee may customarily employ). In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for satisfaction and discharge or legal defeasance of the entire indebtedness of this Security and for the defeasance of certain covenants under the Indenture at any time upon compliance by the Company with certain conditions set forth in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Securities affected by such modification, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; PROVIDED that no such modification may, without the consent of the Holder of each Outstanding Security of each series to be affected thereby, (i) except to the extent permitted and subject to the conditions set forth in the Indenture with respect to the extension of the Maturity of the Security, change the maturity of, the principal of, or any installment of interest on, the Security or reduce the principal amount thereof, or the rate of payment of interest thereon, or change the place of payment where, or the coin or currency in which, this Security or interest thereon is payable, or impair the right to institute suit for the enforcement of such payment on or after the Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for such supplemental Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture or (iii) modify any of the provisions of Section 513, Section 902 or Section 1005 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of each series affected thereby, PROVIDED that, with respect to the Securities of any series, so long as any of the corresponding series of Capital Securities remains outstanding, no such amendment shall be made that adversely affects the holders of such Capital Securities, and no termination of the Indenture shall occur, and no waiver of an Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Capital Securities then outstanding unless and until the principal of and any premium on the Securities and all accrued and unpaid interest thereon have been paid in full.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest (including any Additional Interest) on this

Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

          THE SECURITIES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          This is one of the Securities referred to in the within-mentioned Indenture.
                              BANKERS TRUST COMPANY,
                                 as Trustee

                              By _________________________________________
                                        Authorized Signatory

Dated: ________ __, ____
                                      -17-